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                                                              Exhibit 23.19



                       [LETTERHEAD OF PRAGUE & COMPANY, P.C.]


                          CONSENT OF PRAGUE & COMPANY, P.C.
                     [FORMERLY KNOWN AS PRAGUE & RICHMOND, P.C.]


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Apartment Investment and Management Company ("AIMCO") for the registration of shares of its Class A Common Stock and to the incorporation by reference therein of our reports dated February 8, 1996 and January 16, 1997 with respect to the audits of Crosland Housing Associates, L.P. for the years ended December 31, 1995 and 1996, included in AIMCO's Current Report on Form 8-K/A (as amended to date), dated June 3, 1997, and filed with the Securities and Exchange Commission.

Very truly yours,

/s/ PRAGUE & COMPANY, P.C.
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    PRAGUE & COMPANY, P.C.
    [FORMERLY KNOWN AS PRAGUE & RICHMOND, P.C.]
    CERTIFIED PUBLIC ACCOUNTANTS
    WELLESLEY, MASSACHUSETTS
    SEPTEMBER 22, 1997